AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1995
					REGISTRATION NO. 33-

			SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C. 20549

					FORM S-8
		REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

				THE TODD-AO CORPORATION
			(Exact name of Registrant as specified in its charter)

			DELAWARE                            13-1679856
		 (State of incorporation)            (I.R.S. Employer Identification Number)

				172 GOLDEN GATE AVENUE
				SAN FRANCISCO, CALIFORNIA 94102
		(Address, including zip code of Registrant's principal executive offices)

				1995 STOCK OPTION PLAN
 				(Full titles of Plans)

				SILAS R. CROSS
				VICE PRESIDENT/TREASURER
				THE TODD-AO CORPORATION
				900 N. SEWARD STREET
				LOS ANGELES, CALIFORNIA 90038
 			PHONE (213) 962-4020

(Name, address and telephone number, including area code, of agent for service)

				Copy to:
				DAN MALSTROM, ESQ.
				ATTORNEY AT LAW
				8 VIOX WAY
				SAN RAFAEL, CALIFORNIA 94901-2660
				PHONE  (415) 485-9251

		CALCULATION OF REGISTRATION FEE
                                                     Proposed
                                    Proposed         Maximum
Title of Each                       Maximum          Aggregate  Amount of
Class of Securities  Amount to be   Offering Price   Offering   Registration
to be Registered     Registered     Per Share(1)     Price(1)   Fee

Class A
Common Stock         600,000        $7.25           $4,350,000 $1,500.00

(1) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the last sale price of the Class A Common Stock as reported on the Nasdaq National Market on August 3, 1995.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

The following documents and information heretofore filed with the Securities and Exchange Commission by The Todd-AO Corporation (the "Company") are hereby incorporated by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1994, February 28, 1995 and May 31, 1995, filed pursuant to
Section 13(a) of the Exchange Act.

(c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form S-2, as filed on February 2, 1988 (Registration No. 33-19279).

(d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

 Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

 Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by Delaware law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

 Exhibit
 Number         Description

 4.1**          1995 Stock Option Plan, as adopted on February 7, 1995.

 4.2*           Form of Incentive Stock Option Agreement under the
                1995 Stock Option Plan.

 4.3.* Form of Nonqualified Stock Option Agreement under the 1995 Stock Option Plan.

 5.1* Opinion of Dan Malstrom, Attorney at Law, as to legality of securities being registered.

 23.1*          Consent of Deloitte & Touche LLP

 23.2*          Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1           Power of Attorney (see pages 4-5).

--------------------------
* Filed herewith electronically.

** Incorporated by reference from the Company's Proxy Statement dated January 3,
   1995.

ITEM 9.  UNDERTAKINGS

(a) The Company hereby undertakes:

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Page 4

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

				SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, The Todd-AO Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 14, 1995.

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Page 5

THE TODD-AO CORPORATION

 By: /s/ Salah M. Hassanein

 Salah M. Hassanein
 President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salah M. Hassanein, Silas R. Cross and Coburn T. Haskell, jointly and severally, acting alone or together, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration
Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                            Date


/s/Robert A.
  Naify                  Co-Chairman and                   July 12, 1995
(Robert A.               Co-Chief Executive Officer
(Naify)                    (Principal Executive Officer)

/s/Silas R.
  Cross                  Vice President/Treasurer          July 13, 1995
(Silas R.
  Cross)

/s/Coburn T.             Vice President/Controller         July 13, 1995
 Haskell
(Coburn T. Haskell)


                         Director                           July  , 1995
(A. C.
 Childhouse)

/s/J. R.
  DeLang                 Director                           July 17, 1995
(J. R.
  DeLang)

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Page 6

/s/Richard C.
  Hassanein              Director                           July 12, 1995
(Richard C.
  Hassanein)


/s/ Salah M.
Hassanein                Director                           July 14, 1995
(Salah M.
Hassanein)


/s/Herbert L.
Hutner                   Director                           July 11, 1995
(Herbert L.
Hutner)


/s/ Christopher D.       Director                           July 13, 1995
Jenkins
(Christopher D.
Jenkins)


                         Director                           July  , 1995
(Marshall
  Naify)


                         Director                           July  , 1995
(Michael S.
Naify)

/s/ Robert
J. Naify                 Director                           July 12, 1995
(Robert J.
Naify)

/s/ Zelbie
Trogden                Director                             July 12, 1995
(Zelbie
Trogden)